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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91183 on Form S-3 of our report dated
January 14, 1997 relating to the financial statements, which appears in Amphenol Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to the use of our report dated January 14, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
November 19, 1999